UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2023

FIRST NORTHWEST BANCORP
(Exact name of registrant as specified in its charter)

Washington	001-36741	46-1259100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 West 8th Street, Port Angeles, Washington	98362
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (360) 457-0461

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	FNWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 24, 2023, the Board of Directors (the “Board”) of First Northwest Bancorp (the "Company"), pursuant to Article V, Section 1 of the Company’s Bylaws, appointed Geri Bullard to the position of Chief Operating Officer of the Company. Earlier in October, Ms. Bullard was promoted to be Chief Operating Officer of the Company’s wholly owned subsidiary, First Fed Bank (“First Fed”). Ms. Bullard is also continuing in her position as Executive Vice President and Chief Financial Officer of the Company and First Fed, which she has held since April 2020.

Ms. Bullard, age 55, joined First Fed as Senior Vice President and Treasurer in January 2020. Prior to joining First Fed, Ms. Bullard served as Controller at Salal Credit Union, located in Seattle, from August 2018 to January 2020, and as Chief Financial Officer of First Sound Bank, also in Seattle, from February 2017 to August 2018. Ms. Bullard does not have an interest in any transactions requiring disclosure under Item 404(a) of Regulation S-K. There are no family relationships between Ms. Bullard and any of the Company's directors or other executive officers.

Also effective October 24, 2023, Christopher J. Riffle transferred his duties as the Company’s Chief Operating Officer in order to focus his time on his responsibilities as Chief Digital Officer and General Counsel of the Company and First Fed.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NORTHWEST BANCORP

Date:	October 25, 2023	/s/Matthew P. Deines
Matthew P. Deines
President and Chief Executive Officer